Exhibit 5.1

Chrysler Center 666 Third Avenue New York, NY 10017 212-935-3000 212-983-3115 fax www.mintz.com

June 21, 2018

DropCar, Inc.

1412 Broadway, Suite 2105

New York, New York 10018

Ladies and Gentlemen:

We have acted as counsel to DropCar, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended, of a total of 1,796,199 shares of its common stock, $0.0001 par value per share (the “Common Stock”), consisting of (i) 1,612,500 shares (the “Equity Plan Shares”) issued pursuant to the WPCS International Incorporated Amended and Restated 2014 Equity Incentive Plan (the “Plan”) and (ii) 183,699 shares (the “Inducement Shares,” and, together with the Equity Plan Shares, the “Shares”) issuable upon the exercise of a non-qualified stock option granted to Victoria C. Pasquale, Chief Human Resources Officer of the Registrant, on May 14, 2018, pursuant to the terms of a Non-Qualified Stock Option Agreement by and between the Registrant and Ms. Pasquale as an inducement material to her entering into employment with the Registrant (the “Pasquale Option Agreement”). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Certificate of Incorporation, as amended, and Amended and Restated Bylaws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In addition, we have assumed that the Company will receive any required consideration in accordance with the terms of the Plan or the Pasquale Option Agreement, as applicable.

Based upon the foregoing, we are of the opinion that (i) the Equity Plan Shares have been duly and validly authorized by the Company and, when issued and delivered in accordance with the terms of the Plan, will be duly and validly issued, fully paid and non-assessable shares of Common Stock and (ii) the Inducement Shares have been duly and validly authorized by the Company and, when issued and delivered in accordance with the terms of the Pasquale Option Agreement, will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

Our opinion is limited to the General Corporation Law of the State of Delaware and the United States federal law, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Boston | London | Los Angeles | New York | San Diego | San Francisco | Stamford | Washington

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

June 21, 2018

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Boston | London | Los Angeles | New York | San Diego | San Francisco | Stamford | Washington